UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

BENEFITFOCUS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

FOR IMMEDIATE RELEASE

Benefitfocus Appoints Proven Industry Leader Matthew Levin as New CEO
to Further Advance Growth Strategy

Reiterates Full Year Guidance

CHARLESTON, S.C., May 4, 2021 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading benefits technology platform that simplifies benefits administration for employers, health plans and brokers, announces that Matthew Levin has been appointed president and chief executive officer and to the Benefitfocus board of directors, effective May 10, 2021.

Levin succeeds Stephen Swad, who served as the company’s CFO and was appointed CEO in 2020. In order to ensure a seamless handoff of leadership responsibilities, Swad will serve as an advisor to the CEO until September 2021. Thereafter, Swad will continue to serve as a Benefitfocus board director.

Levin has more than fifteen years of experience in the benefits administration, health insurance and health care technology industries, and a distinguished track record leading growth strategies and building companies into industry leaders. His expertise spans corporate development, strategic planning and developing successful strategies for expansion into growth adjacencies. Levin most recently served as the chief strategy officer of ADP (NASDAQ: ADP), a leading payroll company.

“On behalf of the board and everyone at Benefitfocus, I am delighted to welcome Matt as the company’s next CEO,” said Doug Dennerline, an independent director on the Benefitfocus board who will become chairman at the 2021 Annual Meeting. “Matt is a seasoned leader who has demonstrated his ability to execute innovative growth strategies. He will be an outstanding leader for Benefitfocus, with the skillset and experience to continue advancing the company’s strategy and take its performance to the next level.”

Dennerline added, “We also thank Steve for his willingness to step in and provide leadership to the company during a particularly dynamic and challenging period. Thanks to Steve’s leadership, the company has strengthened its foundation and is now ready for its next chapter. The board and management team are committed to ensuring a smooth transition, and we are all grateful that Benefitfocus will continue to benefit from Steve's experience and perspective.”

“I am humbled by this opportunity and excited to join the company at a pivotal moment in its history,” said Levin. “I look forward to working with the team to drive innovative growth strategies and build on the company’s strong foundation to unlock even greater value. Thanks to the initiatives Steve and the team have been implementing over the past several quarters, I believe Benefitfocus is poised to create customer value-enhancing opportunities. I am particularly excited to help realize the company’s tremendous upside potential as a partner to employers, health plans and brokers, ensuring employees and members are maximizing the value of their investments in health care.”

“I echo Doug’s enthusiasm in welcoming Matt as Benefitfocus’ next CEO,” said Swad. “The board and I agree he is the right leader to build on our progress and strategy. I’m also pleased to share we are coming off a solid quarter and are reiterating our full year guidance. We have great confidence in the company’s future and look forward to providing more details on our previously scheduled earnings call later today.”

The company will also file a Form 8-K with the United States Securities and Exchange Commission (“SEC”) with additional details regarding the leadership succession.

About Matthew Levin

Matthew Levin joins Benefitfocus from ADP, where he served as Chief Strategy Officer since 2018, and was responsible for strategy, corporate development, ADP Ventures and the ADP Research Institute. Before joining ADP, Levin was a managing partner at Psilos Group Managers, a growth equity firm, where he specialized in technology-enabled health care services investments. Prior to Psilos, Levin was executive vice president and head of global strategy for Aon plc, a leading global professional services firm that provides a broad range of insurance and human capital solutions. Earlier in his career, Levin served as senior vice president of corporate development and strategy for Hewitt Associates, a leader in health, retirement and human capital consulting, and outsourcing services. Levin was a core member of the team that led the $4.9 billion merger between Aon Consulting and Hewitt Associates, creating an industry-leading benefits and human resources solutions firm. Levin began his career in the First Scholar Program at First Chicago NBD, now JP Morgan Chase. Levin holds a master's degree in business administration from the University of Chicago Booth School of Business and a bachelor's degree from Northwestern University. He was also named to Crain’s Chicago Business 2011 “40 Under 40” and the World Economic Forum’s “2013 Young Global Leaders” program.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

The company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the company’s stockholders for the company’s 2021 annual meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investor Relations section of the Benefitfocus website at https://investor.benefitfocus.com/sec-filings or by contacting the company’s Investor Relations department at ir@benefitfocus.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The company, its directors and certain of its executive officers are participants in the solicitation of proxies from the company’s stockholders in connection with matters to be considered at the company’s 2021 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the company’s directors and executive officers in the company is included in the company’s Proxy Statement on Schedule 14A for its 2020 annual meeting of stockholders, filed with the SEC on April 29, 2020, the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, the company’s Amendment No. 1 to the company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed with the SEC on April 30, 2021 and in the company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the company will be set forth in the company’s Proxy Statement for its 2021 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.